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EXHIBIT 10.1

                           AGREEMENT TO DIVIDEND STOCK

This Agreement is entered into between Global Medical Products Holdings, Inc. a Nevada Corporation ("GMPD" or "Corporation"), a Nevada corporation, with its principle place of business in Santa Rosa, California, U.S.A., and authorized representative(s) JWG Enterprises, Inc. ("JWG"), a corporation chartered under the laws of California.

                                   BACKGROUND
                                   ----------

WHEREAS, JWG has, on January 31, 2004, entered into an Agreement To Create Joint Venture Corporation ("JV Agreement") with individuals Philip Paul and Allie Chang, a copy of which is attached hereto as an Exhibit, and

WHEREAS, GMPD stands to receive from the JV Agreement certain distributions of stock in the Joint Venture Corporation to be formed,

NOW THEREFORE, in witness whereof, the parties have caused this Agreement to be executed by the parties or by their respective authorized agents, valuable consideration having been acknowledged, tendered and accepted, the parties agree as follows:

1. The foregoing recitals are incorporated herein by this reference as though fully set forth.

2. JWG agrees to assign to GMDP 20 points (referenced in Paragraph 3 below), providing that GMDP qualifies as free-trading all shares received by JWG and subsequently redistributed.

3. GMDP agrees to distribute out to its shareholder base one-half of its interest in the 20 points (representing a 20 percent equity interest in the Joint Venture) it is to receive in the Joint Venture corporation.

Agreement made this 4th day of February, 2004

GLOBAL MEDICAL PRODUCTS HOLDINGS, INC.:

/S/ DOUGLAS P. BROWN
___________________________________
DOUGLAS P. BROWN, PRESIDENT

JWG ENTERPRISES, INC.:

/S/ KARL R. ROLLS, JR.
___________________________________
KARL R. ROLLS, PRESIDENT